Exhibit 99.1

Company Contact: Jim Stolze Chief Financial Officer 314-678-6105 Investor Contact: EVC Group, Inc. Doug Sherk & Jenifer Kirtland 415-896-6820 Media Contact: EVC Group, Inc. Steve DiMattia 646-201-5445

Stereotaxis Announces Public Offering of Common Stock

ST. LOUIS, MO, October 8, 2009 – Stereotaxis, Inc. (Nasdaq: STXS) announced today that it intends, subject to market and other conditions, to offer  up to $25 million of its common stock in a registered public offering pursuant to its existing shelf registration statement under the Securities Act of 1933. Stereotaxis also intends to grant the underwriters of the offering an option to purchase additional shares of common stock to cover over-allotments, if any.

Stereotaxis plans to use the proceeds from the offering for sales, marketing, and clinical support initiatives, working capital, continued research and development, and general corporate purposes.

Deutsche Bank Securities Inc. and Oppenheimer & Co. Inc. are operating as joint booking-running managers for the offering.

Stereotaxis has filed a registration statement, as well as a prospectus supplement and an accompanying prospectus, with the Securities and Exchange Commission (SEC) in connection with the offering. The prospectus supplement and accompanying prospectus may be obtained by sending a request to Deutsche Bank Securities Inc., Attention: Prospectus Department, 100 Plaza

One, Jersey City, NJ 07311, Telephone number: (800) 503-4611, Email: prospectusrequest@list.db.com, or to Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 300 Madison Avenue, 5th Floor, New York, NY, 10017, Telephone number: (212) 667-8563, Email: EquityProspectus@opco.com.. Before you invest, you should read the prospectus supplement and accompanying prospectus, the registration statement, and the other documents that the Company has filed with the Securities and Exchange Commission for more complete information about the Company and this offering. Investors may obtain these documents for free by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stereotaxis

Stereotaxis designs, manufactures and markets an advanced cardiology instrument control system for use in a hospital's interventional surgical suite to enhance the treatment of coronary artery disease and arrhythmias. The Stereotaxis System is designed to enable physicians to complete more complex interventional procedures by providing image guided delivery of catheters and guidewires through the blood vessels and chambers of the heart to treatment sites. This is achieved using computer-controlled, externally applied magnetic fields that govern the motion of the working tip of the catheter or guidewire, resulting in improved navigation, shorter procedure time and reduced x-ray exposure. The core components of the Stereotaxis system have received regulatory clearance in the U.S., Europe, and Canada and elsewhere.

About Forward Looking Statements

This press release includes statements that may constitute "forward- looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the successful completion of the proposed offering on the anticipated terms or at all, the underwriters’ exercise of the over-allotment option, the Company’s use of the proceeds of the offering, successful finalization of the Company’s previously announced extension of its revolving credit facility with Silicon Valley Bank on terms acceptable to the Company and to the bank, completion of any extension of the shareholder guarantee of such facility, continued acceptance for the Company’s products in the marketplace, the effect of global credit and economic conditions on the ability and willingness of customers to purchase our systems, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, timing of regulatory approval and return of the irrigated catheter to the market, and other risks discussed in the Company's periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. There can be no assurance that we will recognize revenue related to our purchase orders and other commitments in any particular period or at all because some of these purchase orders and other commitments are subject to contingencies that are outside of our control. In addition, these orders and commitments may be revised, modified or canceled, either by their express terms, as a result of negotiations, or by project changes or delays.